UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2026 (January 1, 2026)

Tidal Commodities Trust I

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-41900	92-6468665
(Commission File Number)	(IRS Employer Identification No.)

234 West Florida Street, Suite 203 Milwaukee, WI	53204
(Address of Principal Executive Offices)	(Zip Code)

(844) 986-7700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Hashdex Bitcoin ETF	DEFI	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 1, 2026, Guillermo Trias resigned as the Chief Executive Officer of Tidal Investments LLC (the “Sponsor”), Sponsor of Hashdex Bitcoin ETF (the “Fund”), a series of Tidal Commodities Trust I (the “Registrant”). On the same date, Mr. Trias was appointed as the Executive Chairman of the Sponsor. As Executive Chairman, Mr. Trias will provide strategic oversight, guide long-term planning and capital allocation, support major corporate initiatives and ensure continuity of vision.

Effective January 1, 2026, Gavin Filmore has been appointed Chief Executive Officer of the Sponsor. As Chief Executive Officer, Mr. Filmore is responsible for overseeing the overall strategic direction, management, and operational aspects of the Sponsor’s investment platforms. As Chief Executive Officer, Mr. Filmore performs all other duties and enjoys all other powers which are commonly incident to the office of Chief Executive Officer of a corporation.

As of the date of this Current Report on Form 8-K, no new compensatory arrangements have been entered into with respect to Mr. Trias’ appointment as Executive Chairman of the Sponsor or with respect to Mr. Filmore’s appointment as Chief Executive Officer of the Sponsor. None of the officers of the Sponsor receive compensation from the Fund.

There are no transactions in which Messrs. Trias or Filmore have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Biographical information for Messrs. Trias and Filmore is as follows:

Mr. Guillermo Trias, born in 1976, is the Co-Founder of the Sponsor and has served as the Executive Chairman of the Sponsor since January 1, 2026. In his role as Executive Chairman, he provides strategic oversight, guides long-term planning and capital allocation, supports major corporate initiatives and ensures continuity of vision. Mr. Trias previously served as the Chief Executive Officer of the Sponsor from November 2015 through December 2025. Mr. Trias was approved as a Principal of the Sponsor by the NFA on February 7, 2022. He holds a Business Administration degree from CUNEF and an MBA from the Kellogg School of Management at Northwestern University.

Mr. Gavin Filmore, born in 1984, has served as the Chief Executive Officer of the Sponsor since January 1, 2026. In his role, he oversees the overall strategic direction, management, and operational aspects of the Sponsor’s investment platforms. Mr. Filmore joined the Sponsor as the Head of Product Development in August 2021 and was promoted to Chief Operating Officer in July 2022. Before joining the Sponsor, he worked at Barclays Investment Bank, a leading global investment bank offering services in investment management, wealth management, and corporate banking, from August 2017 to September 2021. His focus at Barclays was on exchange-traded products. Mr. Filmore holds a BS in Finance from Northeastern University. He was approved as a Principal of the Sponsor and registered as an Associated Person of the Sponsor by the NFA on March 8, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDAL COMMODITIES TRUST I

By: Tidal Investments LLC, as Sponsor

/s/ Gavin Filmore
Date: January 7, 2026	Name: Gavin Filmore
Title: Chief Executive Officer of Tidal Investments LLC, as Sponsor